UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2009

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported on Form 8-K, Elizabeth Fetter, who served on the audit committee of Ikanos Communications, Inc. (“Ikanos” or the “Company”), resigned as a member of the Company’s board of directors effective August 24, 2009. Subsequently, the Company received a letter dated November 12, 2009, from NASDAQ stating that because the company’s audit committee was composed of only two members, the committee did not comply with NASDAQ Listing Rule 5605(c)(2)(A), which requires listed companies to maintain an audit committee comprised of at least three members, all of whom must be independent. NASDAQ provided a cure period, which was the earlier of August 24, 2010, or the occurrence of the Company’s next annual stockholder meeting. If the annual stockholder meeting occurs prior to February 22, 2010, the deadline for compliance with the Listing Rule is February 22, 2010.

A search has been underway for a third director to be appointed by investors affiliated with Tallwood Venture Capital, with the expectation that the new director would meet the applicable qualifications to serve on the company’s audit committee. While that search is on-going, the Board of Directors has appointed Danial Faizullabhoy, who has been a member of the Ikanos Board since 2001, to serve on the audit committee on an interim basis.

Item 8.01	Other Events

On November 17, 2009, the Company issued a press release titled “Ikanos Communications Appoints Danial Faizullabhoy to Audit Committee.” A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 17, 2009, titled “Ikanos Communications Appoints Danial Faizullabhoy to Audit Committee.”*

*	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel Vice President and General Counsel

Date: November 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 17, 2009, titled “Ikanos Communications Appoints Danial Faizullabhoy to Audit Committee.”*

*	Furnished, not filed.